Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements:
1.Registration statement (Nos. 333-280724, 333-275869, and 333-261768 on Form S-8) pertaining to the 2021 Omnibus Incentive Plan of Bakkt Holdings. Inc.
2.Registration statement (No. 333-262037 on Form S-8) pertaining to the Second Amended and Restated Bakkt Equity Incentive Plan of Bakkt Opco Holdings, LLC
3.Registration statement (No. 333-271438 on Form S-3), for the registration of 46,402,403 shares of Class A common stock
4.Registration statement (No. 333-271362 on Form S-3), for the registration of 7,140,808 shares of Class A common stock
5.Registration statement (No. 333-261034 on Form S-3), for the registration of 180,511,924 shares of Class A common stock
6.Registration statement (No. 333-271361 on Form S-3), for the registration of Class A Common Stock, Preferred Stock, Debt Securities, Warrants and Units with an aggregate offering price not to exceed $150,000,000 of our reports dated March 19, 2025, with respect to the consolidated financial statements of Bakkt Holdings, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
New York, New York
March 19, 2025